UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2010

DynCorp International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32869	01-0824791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, Virginia	22042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (571) 722-0210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of DynCorp International Inc. (the “Company”), was held on June 29, 2010 at 11:00 a.m. Eastern Time at the Millennium Broadway Hotel New York, 145 West 44th Street, New York, NY, 10036 (the “Special Meeting”).

At the Special Meeting, the stockholders of the Company approved the proposal to adopt the Agreement and Plan of Merger, dated as of April 11, 2010, as it may be amended from time to time, by and among the Company, Delta Tucker Holdings, Inc. and Delta Tucker Sub, Inc. (the “Merger Agreement”). The adoption of the Merger Agreement required the affirmative vote of the holders of a majority of the issued and outstanding shares of the Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”) entitled to vote thereon. There were 56,286,196 shares of Common Stock entitled to vote at the Special Meeting. The sole proposal voted on by the stockholders of the Company was as follows:

To adopt the Merger Agreement:

For	Against	Abstain
49,770,289	26,152	1,821

Item 8.01.	Other Events

On June 30, 2010, the Company issued a press release regarding the results of the vote held at the Special Meeting and the anticipated closing date of the merger.

A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by DynCorp International Inc. on June 30, 2010 announcing the results of the vote held at the special meeting and the anticipated closing date of the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2010

DYNCORP INTERNATIONAL INC.

By:	/s/ Michael J. Thorne
Name:	Michael J. Thorne
Title:	Senior Vice President and Chief Financial Officer